Exhibit 10.7
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated this 1st day of January, 2000, by and among First Defiance Financial Corp. ("First Defiance"), an Ohio corporation and savings and loan holding company, First Federal Savings Bank of the Midwest ("First Federal"), a federally chartered savings bank, both of which are located in Defiance, Ohio, and James L. Rohrs (the "Executive"). First Defiance and First Federal are referred to jointly herein as the "Companies."


                              W I T N E S S E T H:

     WHEREAS, the Companies desire to retain the Executive's services as the Executive Vice President of First Defiance and the President and Chief Operating Officer of First Federal; and

     WHEREAS, in order to induce the Executive to enter into and remain in the employ of the Companies and in consideration of the Executive's agreeing to enter into and remain in the employ of the Companies, the parties desire to specify the terms of such employment;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows;

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

     (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall mean the average annual Compensation paid to the Executive by the Companies during the five most recent taxable years ending prior to the Date of Termination, or such fewer number of years as the Executive shall have been employed by the Companies prior to the Date of Termination.

     (b) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

     (c) Bonus. "Bonus" shall have the meaning set forth in Section 3(a) hereof.

     (d) Cause. "Cause" shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Companies.

     (e) Change in Control of First Defiance. "Change in Control of First Defiance" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, whether or not First Defiance is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of First Defiance representing 25% or more of the combined voting power of the then outstanding securities of First Defiance; or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of First Defiance cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (f) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g)  Compensation.  "Compensation"  shall  have the  meaning  set  forth in
Section 3(a) hereof.

     (h) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Companies for any reason, the date on which a Notice of Termination is given or such later date as may be specified by the Companies in such Notice, or (ii) if the Executive's employment is terminated by the Executive, the date of termination shall be a date not less than 30 days from the date the Notice of Termination is delivered by the Executive to the Companies, unless the Companies, in their sole discretion, designate an earlier date.

     (i) Disability. "Disability" shall mean any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Companies or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the federal Social Security System.

     (j) Good Reason. "Good Reason" shall mean:

     (i) The occurrence of any of the following events, without the Executive's express written consent: (A) the assignment by the Companies to the Executive of any duties which, in the Executive's good faith determination, are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Companies immediately prior to such assignment or, in the event of a Change in Control, immediately prior to such a Change in Control of First Defiance; (B) in the Executive's good faith determination, a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such change or, in the event of a Change in Control, immediately prior to


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


such a Change in Control of First Defiance; or (C) any removal of the Executive from or any failure to re-elect the Executive to the offices of Executive Vice President of First Defiance and President and Chief Operating Officer of First Federal, except in connection with Cause, Disability, Retirement or the Executive's death;

     (ii) Without the Executive's express written consent, a reduction by the Companies in the Executive's Base Salary, as the same may be increased from time to time, or fringe benefits;

     (iii) The principal executive office of the Companies is relocated outside of the Defiance, Ohio area or, without the Executive's express written consent, the Companies require the Executive to be based anywhere other than an area in which the Companies' principal executive office is located, except for required travel on business of the Companies to an extent substantially consistent with the Executive's present business travel obligations;

     (iv) Without the Executive's express written consent, the Companies fail to provide the Executive with the same fringe benefits that were provided to the Executive immediately prior to a Change in Control of First Defiance, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from those in effect immediately prior to such Change in Control, is substantially comparable in all material respects to such fringe benefits taken as a whole;

     (v) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (1) below; or

     (vi) The failure by First Defiance to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

     (k) IRS. IRS shall mean the Internal Revenue Service.

     (l) Notice of Termination. "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, and (iv) is given in the manner specified in Section 10 hereof.

     (m) Retirement. "Retirement" shall mean voluntary termination by the Employee in accordance with the Companies' retirement policies, including early retirement, generally applicable to their salaried employees.



     2. Term of Employment.


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


     (a) The Companies hereby employ the Executive, and the Executive hereby accepts employment with the Companies and agrees to render services to the Companies on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall commence on January 1, 2000 and shall terminate on December 31, 2002, unless extended by the Companies' Boards of Directors in the manner provided below, or unless sooner terminated by the Companies or the Executive pursuant to Section 5 of this Agreement.

     (b) At a meeting of the Companies' Boards of Directors prior to the first anniversary of the date of this Agreement and each anniversary thereafter, the Board of Directors of the Companies shall consider and review a one-year extension of the term under this Agreement, and (with appropriate corporate documentation thereof, and after taking into account all relevant factors including the Executive's performance hereunder and the merits of a three-year agreement) the term shall be extended, unless either the Board of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Companies of the Executive's election not to extend the term, in each case, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

     (c) During the term of this Agreement, the Executive shall perform such executive services for the Companies as may be consistent with his titles and from time to time assigned to him by the Companies' Boards of Directors; provided, however, that the Executive shall not be precluded from (i) vacations and other leave time in accordance with Section 3(c) below, (ii) reasonable participation in community, civic, charitable, or similar organizations, (iii) reasonable participation in industry-related activities, or (iv) pursuing personal investments which do not interfere or conflict with the performance of Executive's duties to the Companies.

     3. Compensation and Benefits.

     (a) The Companies shall compensate and pay Executive for his services during the term of this Agreement at a minimum base annual salary of $120,000 (the "Base Salary"), which may be increased from time to time in such amounts as may be determined by the Companies' Boards of Directors and may not be decreased without the Executive's express written consent. In addition to the Base Salary, the Executive shall be entitled to receive each year during the term of this Agreement a bonus based on targets set forth from time to time in the Companies' incentive bonus program (the "Bonus"). The Executive's Base Salary and Bonus are referred to herein as his "Compensation".

     (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, deferred compensation, profit sharing, stock option, management recognition, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Companies, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Companies including but not limited to the following: (i) the Companies shall pay membership dues for the Executive for membership in the Rotary Club


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


and the Kettenring Country Club; (ii) the Companies shall provide Executive with use of an automobile (the terms and conditions for the Executive's use and possession of the automobile and the quality of the automobile provided for the Executive's use shall be consistent with, or not less favorable than, the past practice of the Companies); and (iii) First Federal shall provide a cellular telephone for use by the Executive in the performance of the Executive's duties under this Agreement. The Companies shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Companies and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Companies. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

     (c) During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Boards of Directors of the Companies, which shall in no event be less than four weeks per annum. Executive shall not be entitled to receive any additional compensation from the Companies for failure to take a vacation, nor shall Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Companies.

     4. Expenses. The Companies shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance or in connection with the business of the Companies, including, but not by way of limitation, traveling expenses and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Companies. If such expenses are paid in the first instance by Executive, the Companies shall reimburse the Executive therefor.

     5. Termination.

     (a) The Companies shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement.

     (b) Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason. Notwithstanding the foregoing, if the Executive terminates his employment for any reason other than Good Reason, the Executive agrees that, for a period of one year following the termination of the Executive's employment by the Executive, he shall not (i) either as principal, agent, owner, shareholder or investor of more than 3% of the stock, officer, director, partner, lender, independent contractor, consultant or in any other capacity, engage in, have a financial interest in or be in any way connected or affiliated with, or render advice or services to, any person or entity that engages in any activity which would compete in any way with the business operated by the Companies in the counties where they do business, or (ii) directly or indirectly, solicit, divert, take away or interfere with,


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or attempt to solicit,  divert, take away or interfere with, the relationship of the Companies or any of their subsidiaries with any person or entity who is or was a customer, or employee or supplier of the Companies or any of their subsidiaries immediately prior to the Date of Termination. Notwithstanding the foregoing, nothing contained herein shall prevent the Executive, after the termination of this Agreement by the Executive pursuant to this Section 5(b), from engaging directly or indirectly in any banking or financial industry business in a county or counties in which the Companies are doing business if the only activity conducted in such county or counties is the servicing of loans.

     The parties hereto acknowledge and agree that the duration and area for which the covenant not to compete and other covenants set forth in this Agreement are to be effective are fair and reasonable and are reasonably required for the protection of the Companies. In the event that any court determines that the time period or the area, or both of them, are unreasonable as to any covenant and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

     (c) In the event that (i) Executive's employment is terminated by the Companies for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

     (d) In the event that Executive's employment is terminated by the Companies for other than Cause, Disability, Retirement or the Executive's death or such employment is terminated by the Executive (i) due to failure by the Companies to comply with any material provision of this Agreement, which failure has not been cured within twenty-five (25) days after a notice of non-compliance has been given by Executive to the Companies, or (ii) for Good Reason, then the Companies shall, subject to the provisions of Section 6 hereof, if applicable:

          (1) pay to the Executive, at the option of the Executive, in a lump sum payment or in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, an amount equal to 2.99 times the Annual Compensation; and

          (2) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (2)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans



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



          or stock compensation plans of the Companies), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (2) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Companies shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Companies, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under
Section 5 being non-deductible to either of the Companies pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Companies' independent public accountants and paid by the Companies. Such counsel shall be reasonably acceptable to the Companies and Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Companies and/or the Executive do not agree with the opinion of such counsel, (i) the Companies shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Companies and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Companies may request, and Executive shall have the right to demand that the Companies request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 5 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Companies, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to the Executive's approval prior to filing, which shall not be unreasonably withheld. The Companies and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.





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7.       Mitigation; Non-Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Companies pursuant to employee benefit plans of the Companies or otherwise.

     8. Withholding. All payments required to be made by the Companies hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Companies may reasonably determine should be withheld pursuant to any applicable law or regulation.

     9. Assignability. The Companies may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Companies may hereafter merge or consolidate or to which either of the Companies may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Companies hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective address set forth below, or to such other address as either party may have specified in a prior notice given to the other party in the manner set forth in this section:

     To First Defiance:                First Defiance Financial Corp.
                                       601 Clinton Street
                                       Defiance, Ohio 43512

     To First Federal:                 First Federal Savings Bank of the Midwest
                                       601 Clinton Street
                                       Defiance, Ohio 43512

     To the Executive:                 James L. Rohrs
                                       824 Lincoln Dr.
                                       Defiance, Ohio 43512


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     11.  Amendment;  Waiver.  No provisions of this  Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Companies to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12.   Governing  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Ohio.

     13. Nature of Obligations. Nothing contained herein shall create or require the Companies to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Companies hereunder, such right shall be no greater than the right of any unsecured general creditor of the Companies.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section
563.39 (b) of the Regulations Applicable to All Savings Associations, 12 C.F.R.ss.563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

     (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Companies' affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C.ss.ss.1818 (e)(3) and 1818(g)(1)), the Companies'
obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Companies may, in their discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


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


     (b) If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Companies' affairs by an order issued under
Section  8(e)(4) or Section 8(g)(1) of the FDIA (12  U.S.C.ss.ss.1818(e)(4)  and
(g)(1)), all obligations of the Companies under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive and the Companies as of the date of termination shall not be affected.

     (c) If the Companies are in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C.ss.1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive and the Companies as of the date of termination shall not be affected.

     (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. ss. 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Companies is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of First Federal under the authority contained in Section 13 (c) of the FDIA (12 U.S.C. ss.1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Companies or when the Companies are determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of Executive and the Companies as of the date of termination shall not be affected.

     18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payment made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(K) and any regulations promulgated thereunder.

     19. Confidentiality. The Executive hereby agrees that he shall at all times keep and maintain the confidentiality of all confidential information regarding the companies and any of their subsidiaries. The Executive further agrees that he shall not, at anytime, either directly or indirectly, use, either directly or indirectly, any Confidential Information regarding the Companies and any of their subsidiaries for his benefit or to the benefit of any other person or entity, or divulge, disclose, reveal or otherwise communicate any confidential information regarding the Companies and any of their subsidiaries to any person or entity in any manner whatsoever, except to the extend otherwise required by law. The obligations of this Paragraph 19 shall survive the termination of the Executive's employment.




     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


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


Attest:                               FIRST DEFIANCE FINANCIAL CORP.



/s/ John W. Boesling                 By:/s/ William J. Small
--------------------                 -----------------------
                                           William J. Small, Chairman of
                                           the Board of Directors



Attest:                              FIRST FEDERAL SAVINGS BANK
                                     OF THE MIDWEST


/s/ John W. Boesling                 By:/s/ William J. Small
--------------------                 -----------------------
                                           William J. Small, Chairman of
                                           the Board of Directors



Witness:



/s/ John W. Boesling                 /s/ James L. Rohrs
--------------------                 ------------------
                                         James L. Rohrs

                                       11